As filed with the Securities and Exchange Commission on December 16, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Presto Automation Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-2968594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

985 Industrial Road

San Carlos, CA 94070

(Address of Principal Executive Offices)(Zip Code)

Presto Automation Inc. 2008 Stock Incentive Plan
Presto Automation Inc. 2018 Equity Incentive Plan

Presto Automation Inc. 2022 Incentive Award Plan

(Full title of the plan)

Rajat Suri
Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070
(Name and address of agent for service)

(650) 817-9012

(Telephone number, including area code, of agent for service)

Copies to:
Colin Diamond

Laura Katherine Mann

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Presto Automation Inc. (f/k/a Ventoux CCM Acquisition Corp.) (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the following shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company:

(1)	the offer and sale of 4,902,917 shares of Common Stock underlying certain outstanding stock options previously granted under the KHR Technologies, Inc. 2008 Stock Incentive Plan (the “KHR Plan”);

(2)	the offer and sale of 7,209,680 shares of Common Stock underlying certain outstanding stock options previously granted under the E La Carte, Inc. 2018 Equity Incentive Plan (the “E La Carte Plan,” together with the KHR Plan, the “Legacy Presto Plans”);

(3)	the offer and sale of 4,617,400 shares of Common Stock reserved for issuance under the Presto Automation Inc. 2022 Incentive Award Plan (the “New Presto Plan”); and

(4)	the reoffer and resale of 7,514,902 shares of Common Stock (the “Reoffer Prospectus Shares”) previously granted to the selling security holders named herein (the “Selling Securityholders”) pursuant to restricted share awards, restricted stock units or stock options under the Legacy Presto Plans, including (i) outstanding stock options for which the initial sale upon exercise and (ii) outstanding restricted stock units for which the initial sale upon vesting are also registered on this Registration Statement.

The shares of Common Stock underlying outstanding stock options registered for offer or sale and the Reoffer Prospectus Shares were granted under the Legacy Presto Plans to employees or executive officers, including the Selling Securityholders, of E La Carte, Inc. (“Legacy Presto”), a Delaware corporation, before its acquisition by the Company in the business combination (the “Business Combination”) between the Company, Legacy Presto, Ventoux Merger Sub I and Ventoux Merger Sub II (as defined in the Reoffer Prospectus (as defined below)). The New Presto Plan was adopted in connection with the Business Combination. The inclusion of the Reoffer Prospectus Shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable under the Legacy Presto Plans or the New Presto Plan, as applicable, as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) with respect to the Reoffer Prospectus Shares, the reoffer and resale of which are registered hereunder. The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. This Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each selling security holder and any other person with whom they are acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the Legacy Presto Plans or the New Presto Plan, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

REOFFER PROSPECTUS

Presto Automation Inc.

7,514,902 Shares of Common Stock

Offered by Selling Securityholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by certain Selling Securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 7,514,902 shares of common stock, par value $0.0001 per share (“Common Stock”), of Presto Automation Inc., a Delaware corporation (f/k/a Ventoux CCM Acquisition Corp.) (unless otherwise indicated or the context otherwise requires, the “Company,” “Presto,” “PRST,” “we,” “our” or “us”). This Reoffer Prospectus covers the offer and sale by the Selling Securityholders of 7,514,902 shares of Common Stock previously granted under restricted share awards, restricted stock units or stock options granted to the Selling Securityholders pursuant to the KHR Technologies, Inc. 2008 Stock Incentive Plan (the “KHR Plan”) and the E La Carte, Inc. 2018 Equity Incentive Plan (the “E La Carte Plan”, together with the KHR Plan, the “Legacy Presto Plans”). All such restricted share awards, restricted stock units or stock options were granted under the Legacy Presto Plans to the Selling Securityholders as executive officers of E La Carte, Inc. (“Legacy Presto”), a Delaware corporation, before its acquisition by the Company in the business combination (the “Business Combination”) between the Company, Legacy Presto, Ventoux Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Ventoux CCM Acquisition Corp (“Ventoux Merger Sub I”) and Ventoux Merger Sub II Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Ventoux CCM Acquisition Corp (“Ventoux Merger Sub II”).

We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders pursuant to this Reoffer Prospectus. The Selling Securityholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to other restrictions on them, the Selling Securityholders may from time to time (including in the case of shares of Common Stock offered hereby under restricted share award, restricted stock units or stock options, upon vesting and/or exercise) sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in various types of transactions, including through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares of Common Stock for sale. The Selling Securityholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Securityholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus.

Before their sale under this Reoffer Prospectus, the shares of Common Stock covered by this Reoffer Prospectus are “control securities” or “restricted securities,” within the meaning of Instruction C to Form S-8 under the Securities Act. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on Nasdaq Stock Market under the symbol “PRST.” On December 12, 2022, the closing price of our Common Stock was $3.87 per share.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 2 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2022.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of Presto. Investors should note that on April 8, 2021, the staff of the SEC issued a public statement entitled “SPACs, IPOs and Liability Risk under the Securities Laws,” in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor under these Sections in connection with a SPAC merger. In addition, any statements that refer to projections (including EBITDA, adjusted EBITDA, EBITDA margin and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on projections prepared by, and are the responsibility of Presto’s management teams.

Factors that could cause actual results to differ from those implied by the forward-looking statements in this Reoffer Prospectus are more fully described under the heading “Risk Factors” and elsewhere in this Reoffer Prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this Reoffer Prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Presto. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Presto assess the impact of all such risk factors on the business of Presto, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Presto or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Presto undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and may not contain all of the information that is important in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire Reoffer Prospectus, including the information under “Risk Factors,” in this Reoffer Prospectus.

Overview

Presto, a Delaware corporation headquartered in San Carlos, California, seeks to overlay next-generation digital solutions onto the approximately $3 trillion hospitality industry given the hospitality industry’s current primarily analog nature and substantial reliance on labor. At present, Presto is focused on the restaurant industry. Since its founding in 2008, Presto has shipped over 250,000 enterprise-grade digital solution systems to the restaurant hospitality industry. Presto leverages decades of deep domain experience to build a technology platform that digitizes on-premise restaurant dining rooms and drive-throughs to maximize restaurant profitability and enhance the guest dining experience. Presto offers a range of Touch, Vision and Voice products to restaurants.

●	Touch — Presto’s Touch products enable self-serve ordering, payment processing, customer (frequently referred to as logos herein) personalization, and gaming experiences. Presto’s latest product, Presto Flex, is an all-in-one tablet that can be deployed for a variety of applications, including serving as a tabletop device, self-serve kiosk or handheld device. Presto Flex offers Wi-Fi and LTE connectivity while weighing 25% less than an iPad with three times the battery capacity of comparable tablets. A.I. technology provides speech recognition that allows automated voice ordering by both guests and staff. Presto Flex’s front and rear cameras enable coupon scanning. Presto Flex hosts a wide range of payment options and is compliant with Payment Card Industry Data Security Standards (“PCI-DSS”). On average, Presto Flex eliminates 65% of point of sale trips increasing tables serviced and tips per server.

●	Vision — Presto’s AI-powered computer vision application provides real-time error detection, visual order tracking capabilities, and repeat guest identification. Presto Vision uses strategically located cameras and powerful artificial intelligence (“AI”) algorithms to offer unique real-time insights to restaurant operations and analytics. Presto’s next generation technology quickly identifies dropouts in drive-through lines, repeat customers, errors during food preparation, and missing items in the packing process. Vision’s smart analytics promotes items with short preparation times when queues are long and notifies managers to deploy line-busting tablets when drive-through wait times or abandonment rates are high. The Vision product also helps boost order accuracy in the restaurant hospitality industry by deploying its technology to kitchens, which allows management to monitor whether orders going out the door are substantially accurate.

●	Voice — Presto’s speech recognition technology offers guests voice-based ordering in the drive-through and other restaurant settings. Presto’s Voice product takes orders using automated A.I. that frees up staff by automatically transmitting orders to the restaurant’s POS system. Voice technology enables faster transactions and improved order accuracy by eliminating human order taking. The Voice product also increases check sizes with automatic upselling and cross-selling functionality.

Corporate Information

Our principal executive office is located at 985 Industrial Road, San Carlos, CA 94070. Our telephone number is (650) 817-9012. Our website address is www.presto.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

About this Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 7,514,902 shares of Common Stock previously granted to the Selling Securityholders as executive officers of Legacy Presto pursuant to restricted share awards, restricted stock units or stock options under the Legacy Presto Plans prior to the Business Combination. Subject to the vesting and/or exercise of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this Reoffer Prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Form 8-K filed with the SEC on September 27, 2022, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the shares of Common Stock offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this Reoffer Prospectus. All proceeds from the resale of the shares of Common Stock by the Selling Securityholders will go to the Selling Securityholders and we will not receive any proceeds from such resale.

SELLING SECURITYHOLDERS

The table below sets forth information concerning the Selling Securityholders. We will not receive any proceeds from the resale of shares by the Selling Securityholders.

The table below sets forth, as of November 30, 2022 (the “Determination Date”), the following: (i) the name of each person who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Securityholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Securityholder has a present intention to do so (described in footnote (2) to the table below); and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares of Common Stock offered in this Reoffer Prospectus. Unless otherwise indicated, beneficial ownership is direct and, subject to community property laws where applicable, the Selling Securityholder indicated has sole voting and investment power. To our knowledge, no shares of Common Stock beneficially owned by any Selling Securityholder have been pledged as security.

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Securityholders upon termination of this offering, because the Selling Securityholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Common Stock Beneficially Owned Prior to the Offering(1)		Common Stock Being	Common Stock Beneficially Owned After the Offering(1)(3)
Selling Securityholders	Shares	Percentage(4)	Offered(2)	Shares	Percentage(4)
Rajat Suri(5)	6,759,732	12.2%	5,298,529	2,234,703	4.3%
Kim Axel Lopdrup(6)	35,310	*	60,744	10,000	*
Ashish Gupta(7)	598,935	1.2%	728,358	—	—
William (Bill) Healey(8)	1,012,962	1.9%	892,315	40,496	*
Dan Mosher(9)	235,289	*	534,956	—	*

(1)	Reflects shares of Common Stock included in the footnote next to the Selling Securityholder’s name that the Selling Securityholder “beneficially owns,” meaning all shares of Common Stock over which the Selling Securityholder possesses sole or shared voting or investment power or has right to acquire such power within 60 days of the Determination Date (such as through the vesting of restricted stock units or the exercise of stock options). Shares subject to restricted stock units or options that vest or are exercisable within 60 days of the Determination Date are considered outstanding and beneficially owned by the Selling Securityholder holding such restricted stock units or options for the purpose of computing the ownership and percentage ownership of that Selling Securityholder, but are not treated as outstanding for the purpose of computing the ownership or percentage ownership of any other Selling Securityholder. Shares beneficially owned does not include earn-out shares for shares of Common Stock (the “Earn-Out Shares”), which represent the right to receive a number of shares of Common Stock if certain price-based vesting conditions are met following the Closing.

(2)	Reflects shares of Common Stock offered under this Reoffer Prospectus, which were previously granted to the Selling Securityholders pursuant to restricted stock units or stock options and vest and/or become exercisable in accordance with the terms of the agreements for such awards. This includes both shares of Common Stock from previously-granted restricted stock units or stock options that are considered “beneficially owned” as in footnote 1, as well as shares underlying restricted stock units or stock options that vest and/or become exercisable more than 60 days after the Determination Date. As a result, the number of shares of Common Stock included in this column may be higher than the same number in the column “Common Stock Beneficially Owned Prior to the Offering.”

(3)	Assumes that all of the shares of Common Stock held by each Selling Securityholder and being offered under this Reoffer Prospectus become vested and are sold, and that no Selling Securityholder will acquire additional shares of Common Stock before the completion of this offering.

(4)	Percentage of beneficial ownership is based on, as of the Determination Date, 51,108,930 shares of Common Stock issued and outstanding. Such amount excludes the Earn-Out Shares in the form of Common Stock issuable upon the satisfaction of certain earn-out conditions set forth in the Merger Agreement.

(5)	Consists of (i) 2,224,703 shares of Common Stock and (ii) 4,525,029 options to purchase shares of Common Stock exercisable within 60 days.

(6)	Consists of (i) 10,000 shares of Common Stock and (ii) 25,310 restricted stock units that vest within 60 days.

(7)	Consists of 598,935 options to purchase shares of Common Stock exercisable within 60 days.

(8)	Consists of (i) 40,496 shares of Common Stock and (ii) 972,466 options to purchase shares of Common Stock exercisable within 60 days.

(9)	Consists of 235,289 options to purchase shares of Common Stock exercisable within 60 days.

Other Material Relationships with the Selling Securityholders

Employment Agreements

We entered into offer letters with each of Messrs. Gupta and Mosher in August 2019 and February 2021, respectively, each of which provides for at-will employment and sets forth each NEO’s initial base salary, certain employee benefits, eligibility (subject to Board approval) to receive a grant of stock options and, in the case of Mr. Gupta, eligibility to participate in the Company’s annual cash bonus program. The offer letters do not provide for any severance in the event of a termination of employment. Mr. Mosher also entered into a restrictive covenant agreement that includes perpetual confidentiality and twelve-month post-termination employee non-solicitation provisions.

Indemnification Agreements with Directors and Executive Officers

Upon the closing of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers, including the Selling Securityholders. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Presto’s Certificate of Incorporation (the “Charter”) includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of Presto or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The bylaws of Presto (the “Bylaws”) also provide that Presto must indemnify and advance expenses to Presto’s directors and officers to the fullest extent authorized by the DGCL. Presto also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Presto directors, officers, and certain employees for some liabilities.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Registration Rights Agreement

Presto and other holders of Presto capital stock, including certain of the Selling Securityholders (the “Holders”) entered into the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement also provides the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Securityholders may sell the Common Stock through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholders and/or purchasers of the Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of the Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Securityholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Securityholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Common Stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the Common Stock will be borne by the Selling Securityholders or other party selling such shares of Common Stock.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Securityholders will sell all or a portion of the Common Stock offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift the Common Stock by other means not described in this Reoffer Prospectus. In addition to any Common Stock sold hereunder, Selling Securityholders may sell Common Stock in compliance with Rule 144 when available. Sales of the Common Stock must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Common Stock against certain liabilities in connection with the offering of the Common Stock arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Common Stock.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to resales of shares of Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and resales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in passive market-making activities with respect to the Common Stock. Passive market-making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement on Form S-8, of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference in this Reoffer Prospectus the following:

●	the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Company with the SEC on February 23, 2022;

●	the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 13, 2022, August 15, 2022, and November 18, 2022, respectively;

●	the Current Reports on Form 8-K, filed with the SEC on April 4, 2022, June 17, 2022, July 26, 2022, September 1, 2022, September 12, 2022, September 14, 2022, September 27, 2022, November 2, 2022 and December 16, 2022; and

●	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1, filed by the Company with the SEC on October 21, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

White & Case LLP has issued an opinion regarding the legality of the shares of Common Stock offered hereby.

EXPERTS

The consolidated financial statements of E La Carte, Inc. (dba Presto) as of June 30, 2022 and 2021, and for the years then ended, incorporated in this prospectus by reference from Presto Automation Inc.’s Current Report on Form 8-K, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern uncertainty) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of VTAQ as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020 incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this prospectus, and are incorporated in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Reoffer Prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at www.presto.com. The information on our web site, however, is not, and should not be deemed to be, a part of this Reoffer Prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Company with the SEC on February 23, 2022;

●	the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 13, 2022, August 15, 2022, and November 18, 2022, respectively;

●	the Current Reports on Form 8-K, filed with the SEC on April 4, 2022, June 17, 2022, July 26, 2022, September 1, 2022, September 12, 2022, September 14, 2022, September 27, 2022, November 2, 2022 and December 16, 2022; and

●	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1, filed by the Company with the SEC on October 21, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Charter.

Our current bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our Charter. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by the Board, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors a form that was filed as Exhibit 10.5 of our Registration Statement on Form S-1, filed with the SEC on January 4, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed.

The initial offer and sale of the shares of Common Stock being reoffered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D thereunder) for offers and sales to certain grantees not involving a public offering Regulations S under the Securities Act for offers and sales to grantees outside the United States with no directed selling efforts in the United States and/or Rule 701 under the Securities Act for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 27, 2022).
4.2	Bylaws of Presto Automation Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on September 27, 2022).
4.3	Amended & Restated Warrant Agreement dated as of September 21, 2022, by and among, New Presto, the Sponsors and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 27, 2022).
4.4	Presto Automation Inc. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form S-1 filed on October 21, 2022).
4.5	Presto Automation Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form S-1 filed on October 21, 2022).
4.6	Presto Automation Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on September 27, 2022).
5.1*	Opinion of White & Case LLP
23.1*	Consent of Moss Adams LLP.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on December 16, 2022.

PRESTO AUTOMATION INC.

By:	/s/ Rajat Suri
Name:	Rajat Suri
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ashish Gupta and Rajat Suri, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on December 16, 2022.

Signature	Title

/s/ Rajat Suri	Chief Executive Officer and Director
Rajat Suri	(Principal Executive Officer)

/s/ Ashish Gupta	Chief Financial Officer
Ashish Gupta	(Principal Financial Officer and Principal Accounting Officer)

/s/ Krishna K. Gupta	Director
Krishna K. Gupta

/s/ Ilya Golubovich	Director
Ilya Golubovich

/s/ Keith Kravcik	Director
Keith Kravcik

/s/ Kim Axel Lopdrup	Director
Kim Axel Lopdrup

/s/ Gail Zauder	Director
Gail Zauder

/s/ Edward Scheetz	Director
Edward Scheetz